Schedule 14A Information

Proxy Statement Pursuant to Section 14(A) of the Securities Exchange Act of 1934
(Amendment No. __)

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FRANKLIN CUSTODIAN FUNDS

_________________________________________________________________

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Franklin Templeton One Franklin Parkway San Mateo, CA 94403 tel (800) 632-2301 franklintempleton.com

May 12, 2023

Dear Valued Shareholder:

As a shareholder of Franklin Focused Growth Fund, you should have recently received in the mail important proxy voting material requesting your vote to approve the Agreement and Plan of Reorganization providing for the reorganization of Franklin Focused Growth Fund, a series of Franklin Custodian Funds, with and into Franklin Focused Growth ETF, a new series of Franklin Templeton ETF Trust. According to our records, we have not yet received your proxy vote.

If the Fund does not receive sufficient votes to pass the proposal as detailed in the proxy materials previously mailed to you, we may occasionally call shareholders to encourage them to vote. In efforts to keep proxy solicitation costs down, we’d greatly appreciate your vote on this important proposal.

Voting is easy and fast.

You can vote your proxy using one of the options below:

•	Online: Visit the website indicated on the proxy card.
•	Phone: Call (800) 581-3783 Ext. 2. You can speak to a live operator if you need assistance.
•	Mail: Sign, date and return the enclosed proxy card in the postage-paid envelope provided.

By casting your proxy vote now, you will ensure that your shares are represented and that we will not need to contact you further relating to this proposal.

Shareholders will vote on the proposal at the Special Meeting of Shareholders to be held on June 30, 2023. Detailed information about the Special Meeting of Shareholders and the proposal can be found in the proxy statement, or online at:

https://vote.proxyonline.com/Franklin/docs/FocusedGrowth.pdf

If you have any questions about the proposal, you may contact your financial advisor or AST Fund Solutions at (800) 581-3783 Ext. 2.

Sincerely,

Steven J. Gray
Vice President and Co-Secretary
Franklin Focused Growth Fund

Enclosure

Not FDIC Insured | May Lose Value | No Bank Guarantee	R1_18804_O

Franklin Templeton One Franklin Parkway San Mateo, CA 94403 tel (800) 632-2301 franklintempleton.com

May 12, 2023

Dear Valued Shareholder:

As a shareholder of Franklin Focused Growth Fund, you should have recently received in the mail important proxy voting material requesting your vote to approve the Agreement and Plan of Reorganization providing for the reorganization of Franklin Focused Growth Fund, a series of Franklin Custodian Funds, with and into Franklin Focused Growth ETF, a new series of Franklin Templeton ETF Trust. According to our records, we have not yet received your proxy vote.

If the Fund does not receive sufficient votes to pass the proposal as detailed in the proxy materials previously mailed to you, we may occasionally call shareholders to encourage them to vote. In efforts to keep proxy solicitation costs down, we’d greatly appreciate your vote on this important proposal.

Voting is easy and fast.

You can vote your proxy using one of the options below:

•	Online: Visit the website indicated on the proxy card.
•	Phone: Call (866) 829-0541. You can speak to a live operator if you need assistance.
•	Mail: Sign, date and return the enclosed proxy card in the postage-paid envelope provided.

By casting your proxy vote now, you will ensure that your shares are represented and that we will not need to contact you further relating to this proposal.

Shareholders will vote on the proposal at the Special Meeting of Shareholders to be held on June 30, 2023. Detailed information about the Special Meeting of Shareholders and the proposal can be found in the proxy statement, or online at:

https://vote.proxyonline.com/Franklin/docs/FocusedGrowth.pdf

If you have any questions about the proposal, you may contact your financial advisor or AST Fund Solutions at (866) 829-0541.

Sincerely,

Steven J. Gray
Vice President and Co-Secretary
Franklin Focused Growth Fund

Enclosure

Not FDIC Insured | May Lose Value | No Bank Guarantee	R1_18804_RN